For immediate release:
January 30, 2015

For more information:
David Nielsen, CFO, 980-819-6220
investorrelations@community1.com

Kim Graham, 980-819-6278
kim.graham@community1.com

CommunityOne Bancorp Announces Fourth Quarter Net Income of $144.6 Million, Reversal of $142.5 Million Deferred Tax Asset Valuation Allowance and
Continued Strong Loan Growth

Charlotte, NC - CommunityOne Bancorp (“Company”) (NASDAQ: COB), the holding company for CommunityOne Bank, N.A. (“Bank”), today announced its unaudited financial results for the quarter ended December 31, 2014. Highlights include:

•
Net income in 4Q 2014 was $144.6 million ($6.62 per diluted share) and $150.5 million ($6.88 per diluted share) for full year 2014. Fourth quarter results included the reversal of $142.5 million of the valuation allowance on the Company’s deferred tax assets and a charge of $1.6 million for 6 branch closures announced during the quarter.

•	Excluding branch closure costs and the deferred tax asset valuation allowance reversal, adjusted net income was $3.7 million, or $0.17 per diluted share (non-GAAP), in 4Q 2014.

•
Loan growth continued to be strong and broad based in 4Q 2014. Loans held for investment grew $39.7 million, an annualized growth rate of 12%, and organic loans, which exclude purchased residential mortgage pools, grew at a 16% annualized growth rate during the quarter.

•	Deposit growth was also robust in 4Q 2014, growing at an 8% annualized growth rate, while the cost of interest-bearing deposits fell one basis point from the previous quarter.

•
Positive credit performance continued through 4Q 2014, with a net recovery of provision for loan losses of $1.3 million in 4Q 2014 and $5.4 million in full year 2014. Net charge-offs were a recovery of $0.1 million in 4Q 2014, and full year 2014 net charge-offs as a percent of average loans held for investment were 8 basis points, down from 26 basis points in full year 2013.

•	Nonperforming assets fell 6% from 3Q 2014 and 28% from a year ago, and were 2.1% of total assets.

•
Net interest income grew 6% in 4Q 2014 to $16.7 million. Net interest margin was improved at 3.49% in the fourth quarter, up 11 bps from the previous quarter. Earning assets grew at an annualized rate of 8% in 4Q 2014.

•	Noninterest expenses rose $0.4 million in 4Q 2014, excluding credit and nonrecurring expenses. Average full time equivalent employees fell 5% during 2014 and were unchanged from 3Q 2014.

•	Completion of a private placement of $25 million of common stock in 4Q 2014.
“We continued to execute our plan during the fourth quarter by growing loans and deposits, exceeding our 2014 goal with a 76% loan to deposit ratio,” noted Bob Reid, President and CEO. “We added an SBA lending capability late in the fourth quarter and in January continued our external mortgage channel expansion with the addition of our first mortgage lenders in the Raleigh market. The year ended ahead of plan in terms of our credit quality and we expect that to continue.”
“We continue to focus on reducing noninterest expense, and we announced the closing of six branches effective in the first quarter of 2015, even as we continue to make investments in new personnel, new markets and new products to drive growth. In addition, we were pleased to complete a $25 million private placement of common stock, which will continue to position our balance sheet for both organic growth and growth by acquisition should an opportunity present itself,” added Bob Reid.
“We are very pleased that our consistent profitability since the third quarter of 2013, current forecasts of future profitability, and improvements in the asset quality of our loan portfolio have enabled us to take the important step of reversing $142.5 million of the deferred tax asset valuation allowance,” said Dave Nielsen, Chief Financial Officer.

Fourth Quarter Financial Results
Results of Operations
Net income after tax was $144.6 million for the fourth quarter of 2014, compared to $1.8 million in the third quarter of 2014 and $2.3 million in the fourth quarter of 2013. Excluding the $1.6 million charge for the closure of six branches taken during the quarter and the impact of the $142.5 million release of deferred tax asset valuation allowance, net income was $3.7 million (non-GAAP). Fully diluted net income per share was $6.62 per share in the fourth quarter of 2014, compared to $0.08 per share and $0.11 per share in the third quarter of 2014 and the fourth quarter of 2013, respectively. Fully diluted net income per share in the fourth quarter, excluding the branch closure expenses and the deferred tax asset valuation allowance reversal, was $0.17 (non-GAAP). Pre-credit and nonrecurring items (“PCNR”) earnings of $2.9 million, which exclude taxes, credit costs and provision, and nonrecurring income and expenses, were $0.9 million better than the $2.0 million in the third quarter of 2014, and $0.9 million lower than the $3.8 million in the fourth quarter of 2013.
Fourth quarter financial results included the reversal of $142.5 of valuation allowance on the Company’s deferred tax assets as a result of consistent profitability since the third quarter of 2013, improvements in the asset quality of the loan portfolio and future earnings forecasts. In addition, results included a $1.3 million recovery of loan loss provision resulting from continued improvement in loss rates and credit quality of the non-purchased impaired loan portfolio and improvements in cash flow forecasts for the purchased impaired loan portfolio. Net interest income grew $0.9 million in the fourth quarter on an increase in average loans of $51.2 million and interest recoveries, and noninterest income grew $0.6 million on securities gains and debit and credit card income. Noninterest expense increased by $0.4 million in the quarter, primarily related to branch closure accruals of $1.6 million, year-end OREO holding expenses and year-end incentive and benefit expense adjustments.
Net income after tax was $150.5 million, or $6.88 per diluted share in full year 2014, compared to a net loss of $(1.5) million, or $(0.07) per diluted share, in full year 2013. PCNR earnings, which exclude taxes, credit costs and provision, and nonrecurring income and expenses, was $9.1 million in full year 2014, down from $10.4 million in full year 2013.
The financial performance in 2014 was driven by the $142.5 million deferred tax asset valuation allowance reversal discussed earlier, a $5.9 million reduction in noninterest expenses primarily as a result of a $5.1 million decline in OREO and loan collection costs and $5.4 million in net recovery of provision during the year driven by improvements in asset quality, offset by a $1.8 million decline in gains on the sale of investment securities.
Loan and Deposits
Loan growth across all business lines continued to be very strong during the fourth quarter, reflecting good loan demand, portfolio growth across all our businesses and the impact of market expansion and recent personnel additions. Loans held for investment grew 3% in the fourth quarter, an annualized growth rate of 12%, a continuation of last quarter’s 15% annualized growth rate. Loans held for investment grew by $39.7 million in the fourth quarter to $1.36 billion, compared to $1.32 billion at the end of the third quarter, and the Company exceeded its 2014 goal with a year-end loans to deposits ratio of 76%. Excluding our purchased residential mortgage loan pools, our total organic loan growth was even stronger at $42.7 million during the quarter, an annualized growth rate of 15%. Pass rated loans grew $45.7 million in the fourth quarter, an annualized growth rate of 15%, reflecting continued improvement in the asset quality of the loan portfolio.
Loans held for investment grew 12%, or $145.5 million, in 2014 to $1.36 billion, compared to $1.21 billion at the end of the 2013. Excluding purchased residential mortgage loan pools, organic loans grew 15%, or $150.3 million, during 2014. Pass rated loans grew 17%, or $183.8 million, in 2014.
Loan growth was in part the result of investments in expanded commercial, real estate and residential mortgage lending capacity through hiring and geographic expansion during 2014 in Raleigh, Greensboro and Winston-Salem. Late in the fourth quarter, we hired two Small Business Administration lenders and in early January we hired two new residential mortgage loan officers in our non-branch sales channel in Raleigh. We expect these new hires will sustain our accelerated pace of loan growth and enhance our mortgage loan sales income in 2015.
Total deposits increased $35.5 million, or 2%, in the fourth quarter, the result of an enhanced focus and promotional activities to support our accelerated loan growth. Deposits were $1.79 billion at the end of the quarter. Low cost core deposits, consisting of all non-time deposits, grew $29.1 million during the fourth quarter.
For the full year, total deposits grew $45.7 million, or 3%, reflecting the enhanced deposit focus in the fourth quarter, offset by the impact of the closure of four branches in the first quarter of 2014. Low cost core deposits, consisting of non-CD deposits, grew $39.7 million during 2014 to $1.21 billion, from $1.17 billion at December 31, 2013. Noninterest-bearing deposits grew $33.3 million, or 11%, in 2014 as a result of increased commercial relationships and investments in treasury management products.

Net Interest Income
Fourth quarter net interest income was $16.7 million, up 6% compared to $15.8 million in the third quarter of 2014, as a result of a $38.2 million, or 2%, increase in average earning assets in the quarter, and $0.5 million of incremental interest recoveries on nonaccrual loans during the quarter. Accretion, net of contractual interest collected, on purchased impaired loans was $0.7 million in the fourth quarter, compared to $0.8 million and $1.3 million in the third quarter of 2014 and the fourth quarter of 2013, respectively.
The Company’s net interest margin was 3.49% for the fourth quarter of 2014, up 11 basis points from 3.38% in the third quarter of 2014, and lower by 3 basis points from 3.52% in the fourth quarter of last year. The 11 basis point increase in the net interest margin in the fourth quarter of 2014 over the third quarter was the result of the incremental increase in interest recoveries on nonaccrual loans noted above. The cost of interest-bearing deposits fell 1 basis point during the quarter from the previous quarter to 47 basis points, while the cost of all deposit funding was unchanged during the quarter at 39 basis points.
Net interest income was $63.8 million for the full year 2014, a decrease of 1% compared to $64.4 million in 2013, as a result of an $18.4 million decline in average earning assets during the year and a 27 basis point decline in average loan yield excluding the impact of a $2.6 million decline in non-cash loan accretion, offset by an improvement in loans as a percentage of earning assets from 62% in 2013 to 68% in 2014. The Company’s net interest margin was 3.43% in 2014, down one basis point from 2013.
Asset Quality and Provision for Loan Losses
Nonperforming assets, including nonaccruing loans, loans over 90 days delinquent and still accruing not accounted for under purchased impaired loan accounting, and other real estate owned and repossessed loan collateral, continued to improve and fell to the lowest level since the recapitalization in 2011. These assets fell to $45.8 million, or 2.1% of total assets at the end of the fourth quarter, compared to $48.8 million, or 2.4% of total assets, at the end of the third quarter. Other real estate owned and repossessed loan collateral was essentially unchanged during the fourth quarter at $20.4 million, and fell by $8.0 million, or 28%, compared to the same quarter last year. For the fourth quarter, the Company had net OREO write-downs of $111 thousand, which included gains on the sale of OREO of $44 thousand.
The allowance for loan losses was $20.3 million, or 1.50% of loans held for investment, at the end of the fourth quarter, compared to $21.5 million, or 1.63%, at the end of the previous quarter, and $26.8 million, or 2.21%, at year-end 2013. Recovery of provision for loan losses was $1.3 million in the fourth quarter compared to a recovery of provision of $1.7 million in the third quarter, and a provision for loan losses of $1.8 million in the fourth quarter of 2013. The recovery of provision for loan losses in the fourth quarter includes a $0.6 million recovery of provision for loan losses in the non-purchased impaired loan portfolio as a result of continued improvements in historical loss rates utilized in our allowance for loan loss model, and $0.7 million recovery of provision for loan losses related to improvements in the cash flow forecast during the quarter on the purchased impaired loan portfolio. Recovery of provision for loan losses was $5.4 million for full year 2014 compared to a provision for loan losses of $0.5 million for full year2013 as asset quality continued to improve.
The Company had a net recovery of charge-offs in the fourth quarter of $141 thousand, and $1.1 million in net charge-offs in full year 2014, a 65% decline from $3.1 million in full year 2013. The full year 2014 net charge-offs as a percentage of average loans fell to 0.08%, compared to 0.26% in full year 2013.
Noninterest Income
For the fourth quarter, PCNR noninterest income was $4.3 million, an increase of $0.4 million compared to $4.0 million in the previous quarter. Total noninterest income was $4.5 million in the fourth quarter, compared to $4.0 million in the third quarter of 2014, principally related to $0.2 million of securities gains and an increase of $0.1 million in debit and credit card income during the quarter.
Other components of noninterest income were also improved in the fourth quarter, including a $35 thousand, or 17%, increase in mortgage loan income and $50 thousand, or 15%, increase in trust and investment services income. Mortgage loan income rose based on an increase in origination of loans sold to Fannie Mae. During the quarter, we originated $39.5 million of mortgage loans, a seasonal decrease of 2% from the third quarter, including $16.7 million of loans for sale to Fannie Mae, an increase of 14% from the third quarter.
PCNR noninterest income fell $1.3 million in full year 2014 to $16.4 million, compared to $17.6 million in full year 2013. Decreases of $1.4 million in mortgage loan income and $0.4 million in service charges on deposits were offset by $0.3 million growth in card and merchant services income, on increased activity volumes, and a $0.2 million increase in trust and investment services income as a result of increases in assets under management and investment sales activity.

Noninterest Expense
Noninterest expense increased by $0.4 million in the quarter, primarily related to branch closure accruals of $1.6 million, year-end OREO holding expenses and year-end incentive and benefit expense adjustments. PCNR noninterest expense, which excludes merger, OREO, collection, and other nonrecurring expenses, was $18.1 million, an increase of $0.4 million in the fourth quarter from the prior quarter, primarily as a result of the impact of $0.3 million in year-end incentive and benefit expense accruals and $0.1 million cost of deposit campaign advertising. Average full time equivalent employees were 568, unchanged in the fourth quarter, and 5% lower than 596 at year-end 2013.
Total noninterest expense in full year 2014 fell $5.9 million, or 7%, from full year 2013 on a $5.1 million reduction in OREO and loan collection costs. PCNR noninterest expense fell by 1%, or $0.7 million, to $71.0 million in 2014, compared to $71.7 million in 2013, primarily as a result of a $0.6 million of declines in occupancy, furniture, equipment and data processing expenses, as a result of four branch closures in the first quarter of 2014, and $0.6 million decline in professional expenses.
Conference Call
A pre-recorded conference call will be held at 11:00 a.m., Eastern time this morning January 30th, 2015. Interested parties should dial in five to ten minutes prior to the scheduled start time to 1-866-235-9913. The webcast may be accessed via the Investor Relations section of the Company’s website at www.community1.com. The webcast replay will be available until January 30, 2016. The teleconference replay will be available one hour after the end of the conference through February 14, 2015. To access the teleconference replay, dial toll free in the U.S. to 1-877-344-7529 or outside the U.S. to 1-412-317-0088 and provide Conference ID Number 10059200.
About CommunityOne Bancorp
CommunityOne Bancorp is the North Carolina-based bank holding company for CommunityOne Bank, N.A., a $2 billion community bank, operating 50 branches throughout North Carolina, offering a wide variety of consumer, mortgage and commercial banking services to retail and business customers, including loans, deposits, treasury management, wealth and online banking. Investors can obtain additional information about the Company and the Bank through reviewing its website at www.community1.com.
Non-GAAP Financial Measures
Statements in this press release include certain non-GAAP financial measures, which should be read along with the accompanying tables that provide a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures. The non-GAAP financial measures referenced in this press release include: tangible shareholders’ equity, PCNR earnings, PCNR noninterest expense, and PCNR noninterest income. The Company believes that these non-GAAP financial measures provide information useful to investors in understanding our underlying performance and business trends as they facilitate comparisons with the performance of others in the financial services industry. However, these non-GAAP financial measures should not be considered an alternative to GAAP, and investors should consider the Company’s performance and financial condition as reported under GAAP as well as other relevant information when assessing the overall performance and financial condition of the Company.
Forward Looking Statements
Information in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, and usually can be identified by the use of forward-looking terminology, such as “believes,” “expects,” or “are expected to,” “plans,” “projects,” “goals,” “estimates,” “may,” “should,” “could,” “would,” “intends to,” “outlook” or “anticipates,” or variations of these and similar words, or by discussions of strategies that involve risks and uncertainties that could cause actual results to differ materially, including, without limitation, having financial resources in the amount, at the times and on the terms required to support our future business; adverse changes in financial performance or condition of our borrowers, which could affect repayment of such borrowers' outstanding loans; changes in interest rates, spreads on earning assets and interest-bearing liabilities, the shape of the yield curve and interest rate sensitivity; a continued prolonged period of low interest rates; credit losses and material changes in the quality of our loan portfolio; new declines in the value of our OREO; increased competitive pressures in the banking industry or in our markets; less favorable general economic conditions, either nationally or regionally, resulting in, among other things, a reduced demand for credit or other services; a slowdown in the housing markets, or an increase in interest rates, either of which may reduce demand for mortgages; repurchase risk in connection with our mortgage line of business; reducing costs and expenses; our ability to raise capital in amounts, on terms and at times that will support our business needs and meet our Business Plan; increasing price and product/service competition by competitors; rapid technological development and changes; the inaccuracy of assumptions underlying the establishment of our ALL; loss of additional members of executive management; disruptions in or manipulations of our operating systems or the systems of our vendors due to, among other things, cybersecurity risks or otherwise; changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board and Federal, State and local taxing authorities; the outcome of legislation and regulation affecting the financial services industry, including COB, including the effects resulting from the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Basel III capital rules; changes in accounting principles and standards; the effect of any mergers, acquisitions or other transactions to which we or our subsidiaries may from time to time be a party; and our success at managing the risks involved in the foregoing.
Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results of the Company will not differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings “Risk Factors” and in other sections of the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and its quarterly reports on Form 10-Q. The forward looking statements in this press release speak only as of the date of the press release and the Company does not assume any obligation to update them after such date.

Quarterly Results of Operations

(in thousands, except per share data)	4Q 2014	3Q 2014	2Q 2014	1Q 2014	4Q 2013

Interest Income
Interest and fees on loans	$15,871	$14,855	$14,376	$14,081	$14,976
Interest and dividends on investment securities	3,242	3,400	3,731	3,695	3,815
Other interest income	158	140	156	151	141
Total interest income	19,271	18,395	18,263	17,927	18,932

Interest Expense
Deposits	1,741	1,725	1,741	1,702	1,839
Retail repurchase agreements	5	5	3	3	7
Federal Home Loan Bank advances	516	521	514	469	340
Other borrowed funds	288	296	287	274	282
Total interest expense	2,550	2,547	2,545	2,448	2,468
Net interest income before provision for loan losses	16,721	15,848	15,718	15,479	16,464
Provision for (recovery of) loan losses	(1,323)	(1,679)	(1,685)	(684)	1,820
Net interest income after provision for loan losses	18,044	17,527	17,403	16,163	14,644

Noninterest Income
Service charges on deposit accounts	1,585	1,583	1,619	1,564	1,798
Mortgage loan income	241	205	261	174	235
Cardholder and merchant services income	1,298	1,183	1,209	1,113	1,127
Trust and investment services	394	344	399	358	341
Bank owned life insurance	350	273	278	252	267
Other service charges, commissions and fees	366	290	332	352	356
Securities gains, net	220	34	720	—	—
Other income	89	73	75	130	23
Total noninterest income	4,543	3,985	4,893	3,943	4,147

Noninterest Expense
Personnel expense	10,717	12,616	9,956	10,393	9,512
Net occupancy expense	1,526	1,521	1,512	1,553	1,331
Furniture, equipment and data processing expense	2,078	2,208	2,047	2,003	2,126
Professional fees	671	699	467	633	625
Stationery, printing and supplies	162	149	173	162	135
Advertising and marketing	274	142	147	153	141
Other real estate owned expense (recovery)	572	(29)	954	261	21
Credit/debit card expense	568	520	604	595	618
FDIC insurance	422	412	595	639	663
Loan collection expense	170	198	551	657	548
Core deposit intangible amortization	351	352	352	352	351
Other expense	2,935	1,227	1,910	1,405	1,479
Total noninterest expense	20,446	20,015	19,268	18,806	17,550
Income before income taxes	2,141	1,497	3,028	1,300	1,241
Income tax expense (benefit)	(142,475)	(276)	236	23	(1,049)
Net Income	$144,616	$1,773	$2,792	$1,277	$2,290

Weighted average shares outstanding - basic	21,846	21,739	21,889	21,936	21,756
Weighted average shares outstanding - diluted	21,858	21,747	21,900	21,936	21,756
Net income per share - basic	$6.62	$0.08	$0.13	$0.06	$0.11
Net income per share - diluted	6.62	0.08	0.13	0.06	0.11

Quarterly Balance Sheets

(in thousands)	4Q 2014	3Q 2014	2Q 2014	1Q 2014	4Q 2013

Assets
Cash and due from banks	$29,202	$26,411	$30,377	$31,591	$31,917
Interest-bearing bank balances	66,680	33,669	40,100	73,360	35,513
Investment securities:
Available-for-sale	350,040	363,296	399,110	402,468	414,614
Held-to-maturity	142,461	144,684	147,055	149,060	151,795
Loans held for sale	2,796	2,268	1,765	1,961	1,836
Loans held for investment	1,357,788	1,318,117	1,269,865	1,219,785	1,212,248
Less: Allowance for loan losses	(20,345)	(21,525)	(23,975)	(26,039)	(26,785)
Net loans held for investment	1,337,443	1,296,592	1,245,890	1,193,746	1,185,463
Premises and equipment, net	46,782	47,416	47,855	48,172	50,889
Other real estate owned	20,411	20,289	21,871	24,624	28,395
Core deposit premiums and other intangibles	5,681	5,986	6,296	6,597	6,914
Goodwill	4,205	4,205	4,205	4,205	4,205
Bank-owned life insurance	39,946	40,797	40,504	40,210	39,940
Deferred tax asset, net	146,432	5,564	5,188	8,153	10,215
Other assets	23,435	24,616	23,297	24,334	23,336

Total Assets	$2,215,514	$2,015,793	$2,013,513	$2,008,481	$1,985,032

Liabilities
Deposits:
Noninterest-bearing demand deposits	$323,776	$317,981	$321,829	$315,515	$290,461
Interest-bearing deposits:
Demand, savings and money market deposits	882,332	859,003	850,514	879,419	875,970
Time deposits	588,312	581,946	591,422	572,996	582,274
Total deposits	1,794,420	1,758,930	1,763,765	1,767,930	1,748,705
Retail repurchase agreements	9,076	12,217	8,333	5,152	6,917
Federal Home Loan Bank advances	68,234	73,246	73,259	73,271	73,283
Junior subordinated debentures	56,702	56,702	56,702	56,702	56,702
Long term notes payable	5,338	5,319	5,300	5,281	5,263
Other liabilities	14,828	14,889	13,457	14,814	13,801
Total Liabilities	1,948,598	1,921,303	1,920,816	1,923,150	1,904,671

Shareholders' Equity
Preferred Stock, 10,000,000 authorized
Series A, $10.00 par value, 51,500 issued and no shares outstanding	—	—	—	—	—
Series B, no par value, 250,000 authorized, no shares issued or outstanding	—	—	—	—	—
Common stock	487,603	462,357	462,206	462,037	461,636
Accumulated deficit	(213,212)	(357,828)	(359,601)	(362,393)	(363,670)
Accumulated other comprehensive loss	(7,475)	(10,039)	(9,908)	(14,313)	(17,605)
Total Shareholders' Equity	266,916	94,490	92,697	85,331	80,361

Total Liabilities and Shareholders' Equity	$2,215,514	$2,015,793	$2,013,513	$2,008,481	$1,985,032

Quarterly Supplemental Data

(in thousands, except per share data)	4Q 2014	3Q 2014	2Q 2014	1Q 2014	4Q 2013

Income Statement Data
Net interest income	$16,721	$15,848	$15,718	$15,479	$16,464
Provision for (recovery of) loan losses	(1,323)	(1,679)	(1,685)	(684)	1,820
Noninterest income	4,543	3,985	4,893	3,943	4,147
Noninterest expense	20,446	20,015	19,268	18,806	17,550
Income before taxes	2,141	1,497	3,028	1,300	1,241
Net income	144,616	1,773	2,792	1,277	2,290

Period End Balances
Assets	$2,215,514	$2,015,793	$2,013,513	$2,008,481	$1,985,032
Loans held for sale	2,796	2,268	1,765	1,961	1,836
Loans held for investment	1,357,788	1,318,117	1,269,865	1,219,785	1,212,248
Allowance for loan losses	(20,345)	(21,525)	(23,975)	(26,039)	(26,785)
Goodwill	4,205	4,205	4,205	4,205	4,205
Deposits	1,794,420	1,758,930	1,763,765	1,767,930	1,748,705
Borrowings	139,350	147,484	143,594	140,406	142,165
Shareholders' equity	266,916	94,490	92,697	85,331	80,361

Average Balances
Assets	$2,042,109	$2,004,071	$1,997,909	$1,979,036	$2,015,219
Loans held for sale	1,997	1,446	1,664	1,298	2,529
Loans held for investment	1,338,877	1,288,272	1,237,183	1,208,416	1,196,780
Allowance for loan losses	(21,552)	(24,110)	(26,544)	(26,942)	(25,675)
Goodwill	4,205	4,205	4,205	4,205	4,205
Deposits	1,785,575	1,753,380	1,755,127	1,739,354	1,770,018
Borrowings	144,315	144,830	141,390	142,244	146,721
Shareholders' equity	99,445	93,051	88,140	83,776	82,216

Per Share Data
Net income per share - basic	$6.62	$0.08	$0.13	$0.06	$0.11
Net income per share - diluted	6.62	0.08	0.13	0.06	0.11
Book value (Shareholders' Equity)	11.04	4.35	4.26	3.88	3.68
Tangible book value (Tangible Shareholders' Equity)[1]	10.63	3.88	3.78	3.39	3.17

Performance Ratios
Return on average assets	28.10%	0.35%	0.56%	0.26%	0.45%
Return on average equity	577.0%	7.6%	12.7%	6.2%	11.0%
Net interest margin (tax equivalent)	3.49%	3.38%	3.40%	3.43%	3.52%
PCNR noninterest expense to average assets[1]	3.55%	3.55%	3.47%	3.59%	3.34%

Asset Quality Ratios
Allowance for loan losses to loans held for investment	1.50%	1.63%	1.89%	2.13%	2.21%
Net annualized charge-offs (recoveries) to average loans held for investment	(0.04)%	0.24%	0.12%	0.02%	0.14%
Nonperforming assets to total assets	2.1%	2.4%	2.7%	2.9%	3.2%

Capital and Other Ratios
CommunityOne Bancorp leverage capital	9.78%	6.48%	6.35%	6.20%	5.96%
CommunityOne Bank, N.A. leverage capital	9.94%	7.97%	7.86%	7.74%	7.49%
Loans held for investment to deposits	76%	75%	72%	69%	69%

[1] Non-GAAP measure. See Quarterly Non-GAAP Measures table for reconciliation to the most directly comparable GAAP measure.

Annual Results of Operations

(in thousands, except per share data)	2014	2013	2012
Interest Income
Interest and fees on loans	$59,183	$60,147	$65,987
Interest and dividends on investment securities	14,068	14,180	10,778
Other interest income	605	665	1,223
Total interest income	73,856	74,992	77,988

Interest Expense
Deposits	6,909	8,070	14,074
Retail repurchase agreements	16	21	29
Federal Home Loan Bank advances	2,020	1,376	1,448
Other borrowed funds	1,145	1,092	1,157
Total interest expense	10,090	10,559	16,708
Net interest income before provision for loan losses	63,766	64,433	61,280
Provision for (recovery of) loan losses	(5,371)	523	14,049
Net interest income after provision for loan losses	69,137	63,910	47,231

Noninterest Income
Service charges on deposit accounts	6,351	6,714	7,080
Mortgage loan income	881	2,319	2,065
Cardholder and merchant services income	4,803	4,531	4,579
Trust and investment services	1,495	1,305	1,036
Bank owned life insurance	1,153	1,073	1,195
Other service charges, commissions and fees	1,340	1,315	1,128
Securities gains, net	974	2,772	4,121
Other income	367	385	754
Total noninterest income	17,364	20,414	21,958

Noninterest Expense
Personnel expense	43,682	40,661	40,051
Net occupancy expense	6,112	6,391	6,461
Furniture, equipment and data processing expense	8,336	8,638	8,721
Professional fees	2,470	3,100	5,266
Stationery, printing and supplies	646	644	637
Advertising and marketing	716	1,135	957
Other real estate owned expense (recovery)	1,758	4,138	27,883
Credit/debit card expense	2,287	2,143	1,717
FDIC insurance	2,068	2,643	3,499
Loan collection expense	1,576	4,333	3,274
Merger-related expense	—	3,498	3,241
Core deposit intangible amortization	1,407	1,407	1,407
Other expense	7,477	5,750	7,092
Total noninterest expense	78,535	84,481	110,206
Net income (loss) before taxes	7,966	(157)	(41,017)
Income tax expense (benefit)	(142,492)	1,326	(1,039)
Net income (loss) from continuing operations, net of tax	150,458	(1,483)	(39,978)
Net income (loss) from discontinued operations, net of tax	—	—	(27)

Net Income (Loss)	$150,458	$(1,483)	$(40,005)

Weighted average shares outstanding - basic	21,852	21,731	21,368
Weighted average shares outstanding - diluted	21,864	21,731	21,368
Net income (loss) per share - basic	$6.89	$(0.07)	$(1.87)
Net income (loss) per share - diluted	6.88	(0.07)	(1.87)

Annual Balance Sheets

(in thousands)	2014	2013	2012

Assets
Cash and due from banks	$29,202	$31,917	$38,552
Interest-bearing bank balances	66,680	35,513	201,058
Investment securities:
Available-for-sale	350,040	414,614	564,850
Held-to-maturity	142,461	151,795	—
Loans held for sale	2,796	1,836	6,974
Loans held for investment	1,357,788	1,212,248	1,177,035
Less: Allowance for loan losses	(20,345)	(26,785)	(29,314)
Net loans held for investment	1,337,443	1,185,463	1,147,721
Premises and equipment, net	46,782	50,889	52,725
Other real estate owned	20,411	28,395	63,131
Core deposit premiums and other intangibles	5,681	6,914	7,495
Goodwill	4,205	4,205	4,205
Bank-owned life insurance	39,946	39,940	38,792
Deferred tax asset, net	146,432	10,215	788
Other assets	23,435	23,336	25,274

Total Assets	$2,215,514	$1,985,032	$2,151,565

Liabilities
Deposits:
Noninterest-bearing demand deposits	$323,776	$290,461	$251,235
Interest-bearing deposits:
Demand, savings and money market deposits	882,332	875,970	892,576
Time deposits	588,312	582,274	763,177
Total deposits	1,794,420	1,748,705	1,906,988
Retail repurchase agreements	9,076	6,917	8,675
Federal Home Loan Bank advances	68,234	73,283	58,328
Junior subordinated debentures	56,702	56,702	56,702
Long term notes payable	5,338	5,263	—
Other liabilities	14,828	13,801	22,427
Total Liabilities	1,948,598	1,904,671	2,053,120

Shareholders' Equity
Preferred Stock, 10,000,000 authorized
Series A, $10.00 par value, 51,500 issued and no shares outstanding	—	—	—
Series B, no par value, 250,000 authorized, no shares issued or outstanding	—	—	—
Common stock	487,603	461,636	460,955
Accumulated deficit	(213,212)	(363,670)	(362,187)
Accumulated other comprehensive loss	(7,475)	(17,605)	(323)
Total Shareholders' Equity	266,916	80,361	98,445
Total Liabilities and Shareholders' Equity	$2,215,514	$1,985,032	$2,151,565

Annual Supplemental Data

(in thousands, except per share data)	2014	2013	2012

Income Statement Data
Net interest income	$63,766	$64,433	$61,280
Provision for (recovery of) loan losses	(5,371)	523	14,049
Noninterest income	17,364	20,414	21,958
Noninterest expense	78,535	84,481	110,206
Income before taxes	7,966	(157)	(41,017)
Loss from discontinued operations, net of tax	—	—	(27)
Net income (loss)	150,458	(1,483)	(40,005)

Period End Balances
Assets	$2,215,514	$1,985,032	$2,151,565
Loans held for sale	2,796	1,836	6,974
Loans held for investment	1,357,788	1,212,248	1,177,035
Allowance for loan losses	(20,345)	(26,785)	(29,314)
Goodwill	4,205	4,205	4,205
Deposits	1,794,420	1,748,705	1,906,988
Borrowings	139,350	142,165	123,705
Shareholders' equity	266,916	80,361	98,445

Average Balances
Assets	$2,005,948	$2,047,146	$2,291,541
Loans held for sale	1,603	3,693	5,312
Loans held for investment	1,268,599	1,158,985	1,240,550
Allowance for loan losses	(24,770)	(27,596)	(36,738)
Goodwill	4,205	4,205	4,130
Deposits	1,758,471	1,809,575	2,027,425
Borrowings	143,206	131,710	124,914
Shareholders' equity	91,151	85,576	114,684

Per Share Data
Net income (loss) per share - basic	$6.89	$(0.07)	$(1.87)
Net income (loss) per share - diluted	6.88	(0.07)	(1.87)
Book value (Shareholders' Equity)	11.04	3.68	4.54
Tangible book value (Tangible Shareholders' Equity)[1]	10.63	3.17	4.00

Performance Ratios
Return on average assets	7.50%	(0.07)%	(1.75)%
Return on average equity	165.1%	(1.7)%	(34.9)%
Net interest margin (tax equivalent)	3.43%	3.44%	2.95%
PCNR noninterest expense to average assets[1]	3.54%	3.50%	3.24%

Asset Quality Ratios
Allowance for loan losses to loans held for investment	1.50%	2.21%	2.49%
Net annualized charge-offs (recoveries) to average loans held for investment	0.08%	0.26%	1.94%
Nonperforming assets to total assets	2.1%	3.2%	6.6%

Capital and Other Ratios
CommunityOne Bancorp leverage capital	9.78%	5.96%	5.45%
CommunityOne Bank, N.A. leverage capital	9.94%	7.49%	6.17%
Loans held for investment to deposits	76%	69%	62%
[1] Non-GAAP measure. See Quarterly Non-GAAP Measures table for reconciliation to the most directly comparable GAAP measure.

Quarterly Non-GAAP Measures

(in thousands)	4Q 2014	3Q 2014	2Q 2014	1Q 2014	4Q 2013

Book Value (Shareholders' Equity)	$266,916	$94,490	$92,697	$85,331	$80,361
Less:
Goodwill	(4,205)	(4,205)	(4,205)	(4,205)	(4,205)
Core deposit and other intangibles	(5,681)	(5,986)	(6,296)	(6,597)	(6,914)

Tangible Book Value (Tangible Shareholders' Equity) (Non-GAAP)	$257,030	$84,299	$82,196	$74,529	$69,242

Net Income	$144,616	$1,773	$2,792	$1,277	$2,290

Less taxes, credit costs and nonrecurring items:
Income tax benefit (expense)	142,475	276	(236)	(23)	1,049
Securities gains, net	220	34	720	—	—
Other real estate owned expense	(572)	29	(954)	(261)	(21)
Recovery of (provision for) loan losses	1,323	1,679	1,685	684	(1,820)
Mortgage and litigation accruals	—	—	(7)	75	—
US Treasury sale expenses	—	—	(409)	—	—
Loan collection expense	(170)	(198)	(551)	(657)	(548)
Branch closure and restructuring expenses	(1,566)	—	(7)	(183)	(178)
Executive severance	—	(2,060)	—	—	—

PCNR Earnings (Non-GAAP)	$2,906	$2,013	$2,551	$1,642	$3,808

Noninterest Expense	$20,446	$20,015	$19,268	$18,806	$17,550

Less credit costs and nonrecurring items:
Other real estate owned expense	(572)	29	(954)	(261)	(21)
Mortgage and litigation accruals	—	—	(7)	75	—
Loan collection expense	(170)	(198)	(551)	(657)	(548)
Branch closure and restructuring expenses	(1,566)	—	(7)	(183)	(178)
US Treasury sale expenses	—	—	(409)	—	—
Executive severance	—	(2,060)	—	—	—

PCNR Noninterest Expense (Non-GAAP)	$18,138	$17,786	$17,340	$17,780	$16,803

Noninterest Income	$4,543	$3,985	$4,893	$3,943	$4,147

Less nonrecurring items:
Securities gains, net	220	34	720	—	—

PCNR Noninterest Income (Non-GAAP)	$4,323	$3,951	$4,173	$3,943	$4,147

Annual Non-GAAP Measures

(in thousands)	2014	2013	2012

Book Value (Shareholders' Equity)	$266,916	$80,361	$98,445
Less:
Goodwill	(4,205)	(4,205)	(4,205)
Core deposit and other intangibles	(5,681)	(6,914)	(7,495)

Tangible Book Value (Tangible Shareholders' Equity) (Non-GAAP)	$257,030	$69,242	$86,745

Net Income (Loss)	$150,458	$(1,483)	$(40,005)

Less taxes, credit costs and nonrecurring items:
Loss on discontinued operations, net	—	—	(27)
Securities gains, net	974	2,772	4,121
Income tax benefit (expense)	142,492	(1,326)	1,039
Other real estate owned expense	(1,758)	(4,138)	(27,883)
Recovery of (provision for) loan losses	5,371	(523)	(14,049)
Mortgage and litigation accruals	68	487	(1,100)
US Treasury sale expenses	(409)	—	—
Loan collection expense	(1,576)	(4,333)	(3,274)
Branch closure and restructuring expenses	(1,756)	(675)	(96)
Rebranding expense	—	(616)	(397)
Executive severance	(2,060)	—	—
Merger-related expense	—	(3,498)	(3,241)

PCNR Earnings (Non-GAAP)	$9,112	$10,367	$4,902

Noninterest Expense	$78,535	$84,481	$110,206

Less credit costs and nonrecurring items:
Other real estate owned expense	(1,758)	(4,138)	(27,883)
Mortgage and litigation accruals	68	487	(1,100)
Loan collection expense	(1,576)	(4,333)	(3,274)
Branch closure and restructuring expenses	(1,756)	(675)	(96)
US Treasury sale expenses	(409)	—	—
Rebranding expense	—	(616)	(397)
Executive severance	(2,060)	—	—
Merger-related expense	—	(3,498)	(3,241)

PCNR Noninterest Expense (Non-GAAP)	$71,044	$71,708	$74,215

Noninterest Income	$17,364	$20,414	$21,958

Less nonrecurring items:
Securities gains, net	974	2,772	4,121

PCNR Noninterest Income (Non-GAAP)	$16,390	$17,642	$17,837